Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-269348) and Form S-8 (File No. 333-273415) of Tian Ruixiang Holdings Ltd and Subsidiaries of our report dated July 17, 2024, relating to the consolidated financial statements, which appears in this Annual Report of Tian Ruixiang Holdings Ltd for the year ended October 31, 2023, filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ RBSM LLP

New York, NY

July 17, 2024